REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Equity Members of Zero Emission People LLC

We have audited the accompanying balance sheets of Zero Emission People LLC as at December 31, 2008 and November 30, 2009 and the related statements of operations, members’ equity and cash flows for the periods then ended from the date of inception (May 2, 2008) to December 31, 2008, for the 11 months ended November 30, 2009, and cumulative since May 2, 2008 (date of inception) to November 30, 2009. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at December 31, 2008 and November 30, 2009 and the results of its operations and its cash flows for the periods then ended from the date of inception (May 2, 2008) to December 31, 2008, for the 11 months ended November 30, 2009 and cumulative Since May 2, 2008 (date of inception) to November 30, 2009 in conformity with generally accepted accounting principles in the United States of America.

Chartered Accountants

Vancouver, BC, Canada

CHARTERED ACCOUNTANTS & BUSINESS ADVISORS 2300 – 1055 DUNSMUIR STREET VANCOUVER, BC V7X 1J1 PH. (604) 685-8408 FAX (604) 685-8594 www.mnp.ca